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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                     Between

                       CIT GROUP/EQUIPMENT FINANCING, INC.

                                       and

                        RESORTS INTERNATIONAL HOTEL, INC.


                                      * * *

                            Dated as of June 24, 2002

                                      * * *

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                                TABLE OF CONTENTS

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1.       GRANT OF SECURITY INTEREST; DESCRIPTION OF COLLATERAL; OBLIGATIONS THE COLLATERAL SECURES...............1

         1.1      Grant of Security Interest.....................................................................1

         1.2      Cross-Collateralization........................................................................2

         1.3      Cross Default..................................................................................2

2.       PROMISE TO PAY; TERMS AND PLACE OF PAYMENT; OTHER TERMS RELATING TO PAYMENTS; PAYMENT OF
         FEES AND EXPENSES.......................................................................................2

         2.1      Debtor's Promise to Pay........................................................................2

         2.2      Interest Rate..................................................................................2

         2.3      Timing of Payment of Interest..................................................................3

         2.4      Payment of Principal...........................................................................3

         2.5      Prepayments....................................................................................3

         2.6      Payment of Fees and Expenses...................................................................4

         2.7      No Setoff......................................................................................5

         2.8      Other Matters Concerning Payments..............................................................5

3.       LOANS...................................................................................................5

         3.1      Maximum Amount of Loans........................................................................5

         3.2      Amount of Loans; Promissory Notes..............................................................5

         3.3      Minimum Borrowings.............................................................................6

         3.4      No Obligation To Lend After the End of the Equipment Loan Period...............................6

         3.5      Termination of the Equipment Loan Facility.....................................................6

         3.6      Certain Obligations of Debtor Regarding the Loans..............................................6

         3.7      No Lending Against Fixtures....................................................................7

         3.8      Secured Party's Right to Elect to Make a Loan..................................................8

         3.9      Provisions Relating to the Implementation of the Loans.........................................8

         3.10     Certain Determinations to be Made by Secured Party.............................................8

         3.11     Amount of Non-Gaming Loans.....................................................................8

         3.12     Storage of Equipment...........................................................................8

         3.13     Timing of Loans Relating to Non-Gaming Equipment...............................................9

         3.14     Debtor to First Request Loans from Secured Party...............................................9

4.       CONDITIONS PRECEDENT TO LOANS...........................................................................9
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         4.1      Conditions to Initial Loan.................................................................... 9

         4.2      Conditions to All Loans....................................................................... 9

         4.3      Continuing Representation and Warranty By Debtor..............................................10

5.       DEBTOR'S WARRANTIES AND REPRESENTATIONS................................................................10

         5.1      Indebtedness..................................................................................11

         5.2      Absence of Liens..............................................................................11

         5.3      Absence of Financing Statements...............................................................11

         5.4      Information Supplied..........................................................................11

         5.5      Organization; Authority; No Conflicts.........................................................11

         5.6      No Governmental Consent Necessary.............................................................11

         5.7      No Claims.....................................................................................11

         5.8      Financial Statements..........................................................................12

         5.9      No Material Adverse Change....................................................................12

         5.10     Compliance With Laws..........................................................................12

         5.11     Taxes and Assessments.........................................................................12

         5.12     Books and Records.............................................................................12

         5.13     Title and Liens...............................................................................12

         5.14     Other Matters.................................................................................13

         5.15     Representations and Warranties Applicable To Debtor Group.....................................13

6.       AFFIRMATIVE COVENANTS..................................................................................13

         6.1      Defense of Claims.............................................................................13

         6.2      Compliance with Laws..........................................................................13

         6.3      No Liens......................................................................................14

         6.4      Maintenance Of Licenses.......................................................................14

         6.5      Payment of Reasonable Expenses................................................................14

         6.6      Payment of Taxes..............................................................................14

         6.7      Preservation of Security Interests............................................................14

         6.8      Access; Inspection............................................................................14

         6.9      Maintain Priority of Security Interests.......................................................14

         6.10     Maintenance of Existence and Qualifications...................................................14
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         6.11     Payment of Taxes and Other Obligations........................................................14

         6.12     Maintenance of Assets and Records.............................................................14

         6.13     Notice of Adverse Events......................................................................15

         6.14     Information and Documents to be Furnished to Secured Party....................................15

         6.15     Compliance with Senior Debt Documents.........................................................16

         6.16     Debtor Group..................................................................................17

7.       NEGATIVE COVENANTS.....................................................................................17

         7.1      No Consolidation, Merger, Acquisition, Liquidation; State of Incorporation....................17

         7.2      Disposition of Collateral.....................................................................17

         7.3      Incurrence of Other Liens.....................................................................17

         7.4      Incurrence of Debt............................................................................17

         7.5      Fixed Charge Covenant.........................................................................17

         7.6      Maximum Senior Indebtedness/EBITDA............................................................18

         7.7      Guaranties; Contingent Liabilities............................................................18

         7.8      Restricted Payments...........................................................................19

         7.9      Transactions with Affiliates..................................................................19

         7.10     Removal and Use of Collateral.................................................................19

         7.11     Change in Business; Accounting Practices, Name, Etc...........................................19

         7.12     Inconsistent Agreement........................................................................19

8.       INSURANCE AND RISK OF LOSS.............................................................................20

         8.1      Debtor's Obligation to Obtain Certain Insurance, Etc..........................................20

         8.2      Other Documents...............................................................................20

         8.3      Assignment of Policies........................................................................20

         8.4      Secured Party's Rights to Obtain Insurance....................................................20

9.       EVENTS OF DEFAULT; ACCELERATION........................................................................21

         9.1      Event of Default..............................................................................21

         9.2      Acceleration..................................................................................23

         9.3      No Required Payment of Interest in Violation of Applicable Law................................23

10.      SECURED PARTY'S REMEDIES AFTER DEFAULT; CONSENT TO ENTER PREMISES......................................23
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         10.1     Remedies Under the UCC........................................................................23

         10.2     Other Remedies................................................................................24

         10.3     Compliance with Casino Control................................................................24

11.      WAIVER OF DEFAULTS; AGREEMENT INCLUSIVE................................................................24

         11.1     Waivers.......................................................................................24

12.      FINANCING STATEMENTS; CERTAIN EXPENSES.................................................................24

         12.1     Financing Statements; Other Matters...........................................................24

13.      DEFINITIONS............................................................................................25

         13.1     Defined Terms.................................................................................25

         13.2     Other Definitional Provisions.................................................................30

14.      WAIVER OF DEFENSES; ACKNOWLEDGMENT.....................................................................30

         14.1     Waiver, Defenses, Acknowledgment..............................................................30

15.      OTHER PROVISIONS.......................................................................................31

         15.1     Completion of Documents; Irrevocability; Other Matters........................................31

         15.2     Waiver of Trial By Jury/Receipt of Agreement..................................................31

         15.3     Limitation of Liability.......................................................................31

         15.4     Various Provisions............................................................................31

         15.5     Interest Rate and Similar Matters.............................................................31

         15.6     Entire Agreement..............................................................................32

         15.7     Costs; Expenses and Taxes.....................................................................32

         15.8     Indemnification By Debtor.....................................................................32

         15.9     Governing Law.................................................................................33

         15.10    Successors and Assigns; Counterparts..........................................................33

         15.11    Further Assurances............................................................................33

         15.12    Terminology...................................................................................33

         15.13    Joint Efforts.................................................................................33

         15.14    Cumulative Remedies...........................................................................33

         15.15    Powers of Attorney............................................................................34

         15.16    No Partnership or Similar Matters.............................................................35

16.      SPECIAL PROVISIONS.....................................................................................35
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         16.1     Original Agreement............................................................................35

         16.2     Effect of New Jersey Gaming Laws..............................................................36
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Exhibit A - Form of Schedule of Indebtedness and Non-Exclusive Collateral
Exhibit B - Form of Note
Exhibit C - Documents to be Produced in Connection with the Initial Loan
Exhibit D - Form of Guaranty and Suretyship Agreement
Exhibit E - Form of Opinions

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

     This Amended and Restated Loan and Security Agreement (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement") made as of the 24th day of June 2002 between CIT Group/Equipment Financing, Inc. ("Secured Party") and Resorts International Hotel, Inc. ("Debtor") amends and restated in its entirety that certain Master Security Agreement dated August 17, 2001 between Secured Party and Debtor (the "Original Agreement"). All capitalized terms used in this Agreement and not defined in the body of this Agreement, are defined in Section 13 of this Agreement.

     This Agreement provides a set of terms and conditions that the parties hereto (the "Parties") intend to be applicable to various loan transactions secured by personal property. Each such loan shall from time to time at the option of the Secured Party be evidenced by a schedule of indebtedness and non-exclusive collateral in the form of Exhibit A executed by Secured Party and Debtor (each a "Schedule"). Whether or not stated, each Schedule shall be and is hereby deemed to incorporate the provisions of this Agreement and each Schedule may set forth more specified terms as to that particular loan. Where the provisions of a Schedule conflict with the terms hereof, the provisions of this Agreement shall prevail except to the extent set forth in Section 2.1 hereof.

     One originally executed copy of a Schedule shall be denominated "Originally Executed Copy No. __ of __ originally executed copies" and such copy shall be retained by Secured Party. If more than one copy of a Schedule is executed by Secured Party and Debtor, all such other copies shall be numbered consecutively. Unless and only to the extent otherwise expressly provided in a Schedule, no Schedule shall replace any previous Schedule but shall be supplementary to all previous Schedules.

1. GRANT OF SECURITY INTEREST; DESCRIPTION OF COLLATERAL; OBLIGATIONS THE COLLATERAL SECURES.

     1.1 Grant of Security Interest. Subject to Section 1.2, as security for the full and punctual payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations, Debtor hereby grants to Secured Party a security interest in and to each of the following assets (collectively, the "Collateral"): (i) (A) all gaming equipment of every kind and nature whatsoever described in each Schedule ("Gaming Equipment"), (B) all furniture, machinery, and equipment of every kind and nature whatsoever described in each Schedule other than Gaming Equipment ("Non-Gaming Equipment"), and (C) all present and future attachments and accessions and other additions to any such items described in subclauses (A) and (B) immediately preceding and all substitutions therefor, it being acknowledged that only certain substitutions are permitted hereunder as to the equipment (all the foregoing described in this clause (i) being referred to herein as "Equipment"), (ii) all property and assets of every kind and nature whatsoever otherwise related to the Equipment, including related software and other intellectual property rights, (iii) all rights and remedies of Debtor in or relating to the Equipment Documents, (iv) all proceeds and products of any of the items

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described in clauses (i), (ii) and (iii) immediately preceding, including amounts payable under any insurance policy, and (v) any books and records relating thereto.

     1.2 Cross-Collateralization. Each item of Collateral shall secure not only the specific amount which Debtor promises to pay in any Obligation (including, any Loan) corresponding to the Schedule listing such item of Collateral, but also all other Obligations, including all principal and interest of each other Loan (such security of such other Obligations being referred to herein a "cross-collateralization"); provided, that if and to the extent such cross-collateralization conflicts with or violates Section 4.09 of the First Mortgage Indenture by reason of an assignment, syndication or other similar transfer by Secured Party of a portion of the Obligations thereby resulting in more than a single lender having rights in respect of the same Collateral, then the cross-collateralization hereunder shall be correspondingly limited and/or released to the extent (and only to such extent) necessary such that the security interests granted pursuant to this Agreement constitute "Permitted Liens" under the First Mortgage Indenture (as the same exists on the date hereof and assuming for the purposes of this Section 1.2 no restatement, supplementation or other modification of any applicable provision to the same).

     1.3 Cross Default. If any Event of Default shall occur, then, in addition to any other rights or remedies available to Secured Party hereunder of law or equity or otherwise. Secured Party shall have the right to accelerate the entire outstanding principal balance of all Loans and other Obligations and to terminate the Equipment Loan Facility.

2. PROMISE TO PAY; TERMS AND PLACE OF PAYMENT; OTHER TERMS RELATING TO PAYMENTS; PAYMENT OF FEES AND EXPENSES.

     2.1 Debtor's Promise to Pay. Debtor promises to pay Secured Party the principal, interest and other amounts set forth on each Schedule at the rate and upon such terms as provided in this Agreement. The only times in which any terms, including the payment terms for principal and interest, specified in a Schedule shall supersede the provisions of this Agreement shall be where (i) it is expressly stated in such Schedule that such specific terms specified in such
Schedule is intended to and does supersede the corresponding terms provided for in this Agreement and (ii) the Secured Party expressly acknowledges and accepts such provision in such Schedule, and signs such Schedule.

     2.2 Interest Rate. All loans made by Secured Party to Debtor pursuant to this Agreement (the "Loans" and each a "Loan") shall bear interest at a fluctuating interest rate from time to time per annum equal at all times to three and one-half percent (3 1/2%) above LIBOR in effect from time to time (the "Interest Rate"), each change in such fluctuating rate to take effect simultaneously with the corresponding change in LIBOR, without notice to Debtor; provided that, subject to Section 9.2(a), if the Secured Party declares one or more Events of Default, then the Loans shall bear interest at a fluctuating interest rate from time to time per annum equal to five and one-half percent
(5 1/2%) above LIBOR in effect from time to time (the "Default Rate") for the entire period during which any such Event of Default occurs and remains continuing.

     "LIBOR" means the London Interbank Offered Rate (in U.S. dollar deposits) for a term of three months, as determined by Secured Party by reference to Telerate page 3750 (or any

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successor page) or by any other means used by Secured Party in the ordinary course of its business. Interest on each Loan shall begin to accrue on the day each such Loan is made.

     2.3 Timing of Payment of Interest. Subject to the provisions of Article 9, the accrued interest with respect to each Loan shall be payable to Secured Party (i) in arrears on each Payment Date, commencing in the month following the making of such Loan, (ii) on any day in which any prepayment of principal is made with regard to such Loan, and (iii) on any day such Loan is paid or is payable in full.

     2.4   Payment of Principal.

           (a) Payment of Principal on Gaming Loans. Subject to the provisions of Article 9 hereof and the next sentence, the principal amount of all Gaming Loans shall be fully amortized in up to sixty (60) equal monthly installments commencing on the Payment Date in the month following the making of such Loan. The amortization for each Gaming Loan shall be set forth in the applicable Schedule, and if the Parties cannot agree as to same, the Loan shall not be made; provided further, if the Loan is made but the corresponding Schedule does not contain an amortization, the principal of such Loan shall be amortized in forty-eight (48) equal monthly installments.

           (b) Payment of Principal on Non-Gaming Loans. On the first Banking Day of the month following expiration of the One-Hundred Twenty Day Period (the "Conversion Date"), all Non-Gaming Loans made under the Expansion Loan Facility will be combined into a fully amortizing loan at the Interest Rate, and subject to the provisions of Article 9 hereof, the principal of each such Non-Gaming Loan shall thereafter be fully amortized in thirty-six (36) monthly installments, commencing on the Payment Date in the month following the Conversion Date (unless Secured Party and Debtor, each in their sole discretion, in writing agree to a different amortization). Subject to the provisions of
Article 9 hereof, the principal amount of all Non-Gaming Loans under the Landmark Facility shall be fully amortized in thirty-six (36) equal monthly installments commencing on the Payment Date in the month following the making of each such Loan (unless Secured Party and Debtor, each in their sole discretion, in writing agree to a different amortization).

     2.5 Prepayments. Each prepayment of any Loan shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment. No prepayment is allowed during the first year after the making of any Loan. During the one year period (a) beginning on the first anniversary of any Loan, Debtor may prepay the unamortized Loan balance in whole or in part plus 2% of the principal prepaid and (b) beginning on the second anniversary of the making of a Loan, Debtor may prepay the unamortized Loan balance in whole or in part plus 1% of the principal prepaid. After the third anniversary of the making of a Loan, Debtor may prepay the unamortized Loan balance in whole or in part without premium or penalty.

     Notwithstanding the preceding provisions, all prepayments shall be in amounts of not less than $100,000 (and shall be in multiples thereof) except that after the first year of the making of a Loan, Debtor shall have the right to prepay the remaining balance in full on any Loan. Substitutions of Equipment will not be considered a prepayment event and will be

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permitted so long as, in Secured Party's sole discretion (a) substitute
Equipment in which Debtor grants Secured Party a first priority security interest is of equal or greater value and of a substantially similar nature and function than the Equipment disposed of and (b) all of the conditions precedent applicable to a Loan have been met as of the date of substitution.

     2.6 Payment of Fees and Expenses. Debtor shall pay Secured Party the following non-refundable fees and expenses:

           (a) Funding Fees. With respect to each Loan, Debtor shall pay Secured Party a funding fee equal to 50 basis points, payable on or before the date Secured Party makes such Loan to Debtor. At Secured Party's sole discretion, Secured Party may offset such funding fee against the Loan made to Debtor. For all purposes of this Agreement, Loans paid directly to an Equipment Manufacturer/Dealer in respect of Equipment shall be deemed to be made to Debtor.

           (b) Unused Equipment Facility Fees. During the Equipment Loan Period, Debtor shall pay to Secured Party an unused equipment facility fee at the rate of one-half of one percent (1/2%) per annum on the amount equal to the difference, if any, between (i) Twenty Million Dollars ($20,000,000) and (ii) the sum of (A) the Loans made and (B) the outstanding principal amount of the Existing Debt. The unused equipment facility fee shall be payable quarterly in arrears on the first Banking Day after the end of each quarter; it being agreed that the first payment of the unused equipment facility fee shall take into account the period commencing on the date hereof and ending on September 30, 2002.

           (c) Late Fees. Any payment not made when due shall (in addition to any interest otherwise accruing on such payment) bear late charges thereon, payable monthly on the Payment Date and calculated at the rate of one and one-half percent (1 1/2%) per month on the amount of such payment from the date due until paid, but in no event shall any interest, late fees or other amounts individually (or in the aggregate to the extent such amounts are aggregated under applicable law) be greater than the highest rate permitted by relevant law. The payment of late fees shall not reduce or otherwise affect Secured Party's right to accelerate the obligations. Anything in this Agreement to the contrary notwithstanding, if Secured Party elects to make the monetary Obligations become immediately due and payable hereunder pursuant to Section 9.2, then the foregoing late charges shall not be applicable to any payments that become due exclusively on account of such election; it being agreed that any such late charges shall apply (and shall continue to apply) to any payments not made and due prior to such election.

           (d) Returned Check Fee. Debtor shall be responsible for and pay to Secured Party a returned check fee, not to exceed the maximum permitted by law, which fee will be equal to the sum of (i) the actual bank charge incurred by Secured Party plus (ii) all other actual costs and expenses incurred by Secured Party. The returned check fee is payable upon demand as indebtedness secured by the Collateral under this Agreement.

           (e) Reasonable Expenses. Debtor agrees to pay to Secured Party, within five days of request therefor, any and all reasonable legal and other fees and expenses incurred by or on behalf of Secured Party in connection with Secured Party's investigation of Debtor, its assets and its business and preparation, negotiation and execution of this Agreement and the Relevant Documents, including field examination audits, filing fees and search fees provided that all such

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fees and expenses which have been incurred by Secured Party to date shall be paid on the date hereof (and any failure to so present same by Secured Party or to pay by Debtor shall not relieve Debtor of its obligations to pay and reimburse Secured Party therefor).

     2.7 No Setoff. All payments (including prepayments) to be made by Debtor hereunder on account of principal, interest, fees or otherwise shall be made to Secured Party without deduction, set-off or counterclaim of any kind or nature whatsoever for any reason whatsoever and shall be free and clear of, and without reduction for, any present or future income, stamp, documentary, excise or other taxes (which shall be paid by Debtor).

     2.8 Other Matters Concerning Payments. Other matters concerning payments are as follows:

           (a) Invoices. On or about the first day of each month so long as Loans are outstanding, Secured Party shall present a monthly invoice to Debtor reflecting the interest and principal due on the next Payment Date, but any failure or delay from time to time by Secured Party in submitting invoices for payments shall not discharge or relieve Debtor of the obligation to timely make such payments.

           (b) Interest Calculation; Lawful Rate; Non-Banking Days. Interest on the Loans shall be calculated on a daily basis upon the unpaid principal balance, with each day representing 1/360th of a year. If the interest rate calculated in accordance with any provision of this Agreement for any Loan (including, to the extent relevant, any application of the late fee) would at any time exceed the maximum permitted by any applicable law then for such period as such rate would exceed the maximum permitted by such law (and no longer) the rate of interest payable on the applicable Loan shall be reduced to the maximum permitted by such law. If any payment pursuant to this Agreement or any of the Relevant Documents shall be stated to be due on a day other than a Banking Day, such payment may be made on the next succeeding Banking Day and in each such case such extension of time shall be included in computation of the interest due or other payment due.

3.   LOANS.

     3.1 Maximum Amount of Loans. Subject to the terms and conditions of this Agreement, during the Equipment Loan Period, Secured Party will lend to Debtor from time to time (a) a principal sum up to an aggregate of Fifteen Million Dollars ($15,000,000) (the "Expansion Loan Facility") to be used by Debtor solely to acquire machinery, furniture and/or equipment in connection with the Expansion Project (the "Expansion Equipment"), and (b) a principal sum up to an aggregate of Five Million Dollars ($5,000,000) less the principal amount outstanding from time to time under the Existing Debt (the "Landmark Loan Facility"), to be used by Debtor solely to acquire machinery, furniture and/or equipment to be used in the business of Debtor other than in connection with the Expansion Project (the "Landmark Equipment").

     3.2 Amount of Loans; Promissory Notes. Each Loan shall be used to pay not more than one hundred percent (100%) of the actual purchase price for the machinery, furniture and/or equipment (after taking into account applicable discounts, allowances and rebates). Further, not more than fifteen percent (15%) of any Loan shall be used to pay for freight, delivery, taxes,

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installation, set-up, other labor, other similar services and other similar costs. Each Loan shall be, if Secured Party requires (but otherwise need not be), evidenced by Debtor's promissory notes in the form of Exhibit B to this Agreement with appropriate insertions thereon made by Secured Party, payable to the order of Secured Party (as each such Note is amended, supplemented, restated or otherwise modified from time to time, the "Notes").

     3.3 Minimum Borrowings. Any borrowings by Debtor hereunder shall be for not less than Five Hundred Thousand Dollars ($500,000) at one time.

     3.4 No Obligation To Lend After the End of the Equipment Loan Period. Notwithstanding anything to the contrary in this Agreement, Secured Party shall have no obligation to make any Loans after the earlier of (a) the end of the Equipment Loan Period or (b) the date the Equipment Loan Facility terminates.

     3.5 Termination of the Equipment Loan Facility. Notwithstanding any other provision of this Agreement, all of the Loans shall be immediately due and payable, with all accrued interest, and the Equipment Loan Facility shall terminate, upon the occurrence of an Event of Default and acceleration of all of the Loans by Secured Party.

     3.6 Certain Obligations of Debtor Regarding the Loans. Secured Party's obligations to make the Loans are subject to Debtor providing to Secured Party Documents which evidence, in form and substance reasonably satisfactory to Secured Party that:

           (a) Debtor has acquired good and valid title to (and possession of) the Equipment from the manufacturer thereof or authorized dealer thereof, whichever is the seller (the "Equipment Manufacturer/Dealer") within that period of time necessary so that (i) the corresponding Loan shall constitute a Purchase Money Obligation (as defined in and for the purposes of the First Mortgage Indenture) and (ii) Secured Party will have a Purchase Money Security Interest (as defined in and for the purposes of the UCC) in such Equipment;

           (b) the Equipment Manufacturer/Dealer is a seller in the ordinary course of its business, and the proceeds of the Loan will be used to pay the Equipment Manufacturer/Dealer or in the sole discretion of Secured Party, reimburse Debtor for its payment to the Equipment Manufacturer/Dealer and that Debtor has paid the Equipment Manufacturer/Dealer;

           (c) such Equipment is free and clear of all Liens except Liens in favor of Secured Party and Permitted Liens, including that no Liens thereon have been filed of record by a creditor of the Equipment Manufacturer/Dealer or any other Person;

           (d) such Equipment consists only of new machinery, furniture and/or equipment;

           (e) (i) as to all Gaming Equipment, such Equipment has been (A) delivered to Debtor to the Debtor's Atlantic City Property and (B) fully installed and is operational; and

               (ii) as to all Non-Gaming Equipment, such Equipment (A) is in its finished form and (B) has been (I) delivered to and placed in the Debtor's Atlantic City Property or (II) has been delivered for storage to Debtor at Debtor's Warehouse (III) or has been stored in a location and with a Person and on terms reasonably satisfactory to (and pre-approved by)

Secured Party, including that the Person storing such Equipment has executed an agreement waiving any Liens and permitting Secured Party to have access to the Equipment.

           (f) (i) as to all Expansion Equipment, such Equipment has been acquired solely in connection with the Expansion Project; and

               (ii) as to all Landmark Equipment, such Equipment has been acquired solely in connection with Debtor's Atlantic City Property (but not the Expansion Project).

           (g) Debtor has obtained insurance of the types and in the amounts required hereunder relating to such Equipment and all such insurance otherwise complies with the provisions of Article 8 hereof;

           (h) no such Equipment is, or could in any manner be or be reasonably asserted to be, a fixture under applicable state law; and;

           (i) Debtor has provided to Secured Party a financing statement (or at the sole discretion of Secured Party, an amendment to an existing financing statement), in form and substance reasonably satisfactory to Secured Party, covering the Equipment.

Each Loan is subject to Secured Party's receipt of a Note therefor, the Schedule therefor and other Documents reasonably satisfactory to Secured Party relating to the transactions contemplated by the purchase of the Equipment. If Secured Party elects to make any Loan hereunder, Secured Party shall have the right, as Secured Party may elect from time to time in its sole discretion, to make advances to Debtor, reimburse Debtor after it pays the Equipment Manufacturer/Dealer or make one or more such Loans by paying the purchase price of the Equipment directly to the Equipment Manufacturer/Dealer of the Equipment. Without limiting the generality of Section 4.3 hereof, each of the request for and the acceptance of any Loan (including any Loan paid directly to an Equipment Manufacturer/Dealer) constitutes Debtor's representations and warranties that all of Debtor's rights and remedies in and under the Equipment Documents may be assigned to Secured Party, and Debtor is not as of the date thereof and will not as of the date of the acquisition of the Equipment be precluded from obtaining a security interest in the Equipment free and clear of any Liens other than the Liens of Secured Party and Permitted Liens.

     If requested by Secured Party, Debtor shall as a precondition to a Loan confirm the foregoing matters in this Section and any other matters reasonably requested by Secured Party by delivery of a certificate dated the day of the Loan, signed by a duly authorized officer of Debtor.

     Secured Party shall have no obligation to make any Loan during any period that there exists a material breach under or relating to this Agreement, any Relevant Document or any Senior Debt Document. Debtor shall remit to Secured Party the proceeds (after deducting selling expenses) of any disposition of Equipment, and Secured Party shall accept such proceeds as a prepayment of the Loan secured by such Equipment.

     3.7 No Lending Against Fixtures. Debtor does not intend any Equipment to be a fixture to real estate under applicable law or an accession to other property. Debtor covenants that all Equipment shall at all times remain personal property and not fixtures. Further, Debtor and

Secured Party agree that regardless of the manner of affixation, the Equipment shall remain personal property and not become part of the real estate. Without limiting the generality of the preceding sentence, Debtor acknowledges that Secured Party does not intend to lend with respect to any Equipment which will be or could reasonably be asserted to be a fixture and, accordingly and by way of example only, Secured Party does not intend to lend with respect to carpeting, air conditioning units, heating units or any other item which may be construed to be permanently installed.

     3.8 Secured Party's Right to Elect to Make a Loan. With respect to each item of equipment, it shall be within the sole discretion of Secured Party whether Secured Party elects to make a Loan with respect to such equipment.

     3.9 Provisions Relating to the Implementation of the Loans. Debtor shall request a Loan under the Equipment Loan Facility during the Equipment Loan Period on any Business Day by giving Secured Party irrevocable written notice (including by facsimile) prior to 11:30 a.m. EST at least five (5) Banking Days prior to the proposed borrowing date, specifying the requested loan amount and borrowing date (which must be a Banking Day), together with the invoice for and other Documents related to the corresponding Equipment. Subject to the terms and conditions contained herein, including Sections 3.5 and 3.7, Secured Party shall make such Loan to Debtor by transferring the amount of any Loan approved by Secured Party in immediately available funds to the account of Debtor not later than 5:00 p.m. EST on the requested borrowing date.

     3.10 Certain Determinations to be Made by Secured Party. Secured Party is hereby authorized (but not obligated) to record the amount of each Loan made by Secured Party and the date and amount of each payment or prepayment of principal thereof on a schedule annexed to and constituting a part of the applicable Note; provided that failure by Secured Party to obtain any one or more Notes or make any such recordation on any Notes obtained shall not in any manner impair or otherwise affect Debtor's obligations to repay any such Loans and interest thereon on the terms and conditions contained in this Agreement or the other obligations of Debtor under this Agreement, such Notes or any other Relevant Document. Each Note shall (i) be dated the date of execution and delivery thereof, and (ii) bear interest at the Interest Rate, payable as specified in
Article 2 for the period from the date the Loan is made (including any Loans paid directly to an Equipment Manufacturer/Dealer) until paid in full, on the unpaid principal amount thereof from time to time outstanding.

     3.11 Amount of Non-Gaming Loans. Except to the extent Secured Party otherwise elects to make any such Loans, the aggregate amount of Non-Gaming Loans made under (a) the Expansion Loan Facility shall not constitute more than 50% of the Loans made under the Expansion Loan Facility and (b) under the Landmark Facility shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00).

     3.12 Storage of Equipment. Secured Party agrees that Debtor may store Non-Gaming Equipment at the Debtor's Warehouse in accordance with Section 3.6, but in each case for not more than ninety (90) calendar days.

     3.13 Timing of Loans Relating to Non-Gaming Equipment. Subject to the other terms and conditions of this Agreement, Secured Party shall have no obligation to make Non-Gaming Loans under the Expansion Loan Facility except during the One Hundred and Twenty Day Period. For the avoidance of doubt Secured Party shall have no obligation to lend with respect to Non-Gaming Equipment under the Expansion Loan Facility unless it receives, and concurs with, the architect's certificate referenced in the definition of "Projected Opening of the Expansion Project."

     3.14 Debtor to First Request Loans from Secured Party. Debtor agrees not to directly or indirectly in any manner borrow any funds from any Person in order to purchase any equipment (the purchase of which is financable under the Loan and Security Agreement) during the Equipment Loan Period without first entitling Secured Party to make the applicable Loan pursuant to this Agreement; provided, that, subject to the terms and conditions of the First Mortgage Indenture, Debtor may use the proceeds of the issuance by Guarantor of the First Mortgage Notes to purchase equipment without first entitling Secured Party to make a loan secured by such equipment pursuant to this Agreement.

4.   CONDITIONS PRECEDENT TO LOANS.

     4.1 Conditions to Initial Loan. The obligation of Secured Party to make the initial Loan hereunder is subject to its obtaining the documents, in form and substance reasonably satisfactory to it, listed on Exhibit C hereto and Secured Party having obtained any Licenses of or from any Governmental Authority regulating gaming in the State of New Jersey that Secured Party, in its sole discretion determines is necessary or advisable, it being understood and agreed that Secured Party shall have no obligation of any kind or nature whatsoever to apply for or otherwise seek any such Licenses.

     In addition, simultaneously with the execution and delivery of this Agreement, Secured Party shall have (a) obtained an executed and fully enforceable guaranty issued by Guarantor for the benefit of Secured Party in the form of Exhibit D and (b) caused the delivery to the Secured Party legal opinions in substantially the form of Exhibit E from counsel to the Debtor.

     4.2 Conditions to All Loans. The following conditions are conditions precedent to (i) Debtor's requesting approval of each Loan and (ii) the obligation of Secured Party to make each Loan (including the initial Loan), with all such conditions being applied on each such date.

           (a) Material Accuracy of Representations and Warranties. The representations and warranties made by Debtor in or pursuant to this Agreement and any Relevant Document shall be true and correct in all material respects on and as of the dates the Loan is requested to be made and is to be made (or if expressly applicable only to an earlier date, such as financial statements, as of such date).

           (b) No Material Defaults. No member of the Debtor Group shall have committed a material breach of or other material default under (including any material non-compliance with) any provisions contained in this Agreement and in each Relevant Document to which it is a party, whether or not notice has been given to any member of the Debtor Group provided further that as of the end of each preceding fiscal quarter, Debtor must be in compliance with the

Financial Covenants. As to the Financial Covenants, at each of the times a Loan
(i) is requested to be made and (ii) is to be funded, the period for measuring compliance with the Financial Covenants shall be the end of the then most recent preceding fiscal quarter.

           (c) No Material Breach of Any Senior Debt or Any Revolving Debt. No member of the Debtor Group shall have committed any material breach of or other material default under (including any material non-compliance with) any provisions contained in any Senior Debt Documents or any Revolving Debt Documents whether or not notice has been given to any member of the Debtor Group, and no portion of any principal constituting Senior Debt or any Revolving Debt shall have been accelerated and/or the holders having the right to make a determination as to acceleration shall not have given notice that they will accelerate.

           (d) No Material Adverse Change. There shall not have occurred, with respect to any member of the Debtor Group, any material adverse change from and after March 31, 2002 with respect to its business, operations, properties or other assets, results of operations or condition (financial or otherwise) (a "Material Adverse Change").

           (e) First Priority Lien. The liens of Secured Party in the Equipment shall at all times be a first priority lien and neither Debtor nor any of its representatives shall have taken any position in writing or before any court or other governmental authority that is inconsistent with Secured Party having a first priority lien in all Equipment.

           (f) No Event of Default or Material Default. No (i) Event of Default or (ii) material default which, with the giving of notice, the lapse of time or both, would constitute an Event of Default and/or no other condition which would constitute an Event of Default shall have occurred and be continuing on either the date the Loan is requested to be made or (after giving effect to the Loan) the date the Loan is to be made.

           (g) No Change of Control; Change of State of Incorporation. No Change of Control shall have occurred with respect to any member of the Debtor Group; and Debtor shall not have changed the jurisdiction (i.e., the State of New Jersey) in which it is incorporated.

           (h) Schedule; Compliance Certificates. (i) the Schedule corresponding to such Loan shall have been fully completed (to the reasonable satisfaction of Secured Party), executed and delivered to Secured Party; and (ii) Debtor shall have given to Secured Party a certificate from its chief financial officer or chief executive officer, in form and substance reasonably satisfactory to Secured Party, confirming that at the time of the request for approval of each Loan and the making of each Loan, each of the conditions set forth above are satisfied.

     4.3 Continuing Representation and Warranty By Debtor. Debtor agrees that each borrowing by Debtor hereunder shall without any further action on Debtor's part conclusively constitute a representation and warranty by Debtor as of the date of such request for borrowing and the date of the actual borrowing that the conditions in Section 4.2 of this Agreement have been satisfied.

5.   DEBTOR'S WARRANTIES AND REPRESENTATIONS.

     Debtor warrants and represents to Secured Party:

     5.1 Indebtedness. Upon the execution of each Schedule and the making by Secured Party of the Loan corresponding to such Schedule, Debtor is justly indebted to Secured Party for the full amount of the indebtedness set forth on each Schedule, and such indebtedness is not subordinated in any respect to any other indebtedness of the Debtor.

     5.2 Absence of Liens. Except for the security interests granted hereby and the Permitted Liens, the Collateral is free from, and Debtor covenants that the Collateral will be kept free from, all Liens.

     5.3   Absence of Financing Statements. Without limiting the generality of
Section 5.2, no financing statement covering the Collateral or any proceeds thereof is on file in favor of anyone other than Secured Party (and, without limiting the rights of Secured Party, if any such other financing statement is on file, it will be terminated or subordinated on terms and conditions satisfactory to Secured Party).

     5.4 Information Supplied. All information previously and hereafter supplied and all statements previously and hereafter made, as applicable, by or on behalf of any member of the Debtor Group to or for Secured Party in any financial, credit or accounting statement has been and shall be, as applicable, materially correct, valid and genuine, including in any balance sheet, income statement or statement of changes in financial position or application for credit.

     5.5 Organization; Authority; No Conflicts. Debtor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction (it being represented and warranted that Debtor is incorporated in the State of New Jersey), and (ii) Debtor has the power and authority, and all necessary licenses or other authorizations, to own, lease, operate and encumber its properties and to carry on its business as now conducted. Debtor has full authority to enter into this Agreement and each of the Relevant Documents to which it is a party and in so doing it is not breaching or otherwise violating Law (including any Laws relating to its gaming operations), Organizational Documents, or any Contract or other Document to which it is a party, subject or bound (any consents required thereby having previously been obtained), and it has taken all such action as may be necessary or appropriate to make this Agreement and the Relevant Documents binding upon it.

     5.6 No Governmental Consent Necessary. Other than any approval or consent necessary from the CCC (if any), no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Debtor of, or the validity or enforceability of, this Agreement, any Note or any other Relevant Document to which it is a party.

     5.7 No Claims. There are no pending or, to Debtors' knowledge, threatened Claims that may, individually or in the aggregate, have a material adverse effect on (a) the validity or enforceability of this Agreement, any Note or any other Relevant Document (including the rights and remedies of Secured Party hereunder and thereunder), or the ability of Debtor to perform any of its Obligations, or (b) the business, operations, properties or other assets, results of operations or condition (financial or otherwise) of Debtor.

     5.8 Financial Statements. All consolidated and consolidating balance sheets, income statements, statement of changes in cash flow and other financial data that have been provided to Secured Party by or on behalf of Debtor (a) are, and all of same which shall hereafter be furnished to Secured Party shall be, complete and correct in all material respects, and (b) do (and as to such financial statements and other financial data to be delivered hereafter will) truly and fairly present the financial condition of the Debtor Group as at the respective dates thereof and the results of its operations and changes in cash flow for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied during all periods. All other information, reports, and other Documents (a) heretofore furnished to Secured Party are, and (b) hereafter furnished will be at the time the same are so furnished, true, accurate and complete in all material respects. Except as shown on the most recent consolidated balance sheet of the Debtor Group, no member of the Debtor Group has any liabilities except those incurred in the ordinary course of business since the date of such balance sheet, which additional liabilities do not have an adverse effect on the Collateral or on the business, operations, properties or other assets, results of operations or condition (financial or otherwise) of any member of the Debtor Group.

     5.9 No Material Adverse Change. There has been no Material Adverse Change since March 31, 2002.

     5.10 Compliance With Laws. Debtor is in compliance with all Laws, including those applicable to its ownership, lease or use of properties and its other assets, the conduct of its business and otherwise, except for violations which do not, individually or in the aggregate, have or would reasonably be expected to have a material adverse effect on Debtor. Debtor has not received any notice of violation of any of the foregoing. Without limiting the generality of the preceding provisions of this Section, Debtor is not in violation of any judgment, order or decree of any Governmental Authority or any arbitrator.

     5.11 Taxes and Assessments. Debtor has filed all federal, state and local tax returns and other reports (other than any immaterial ones) it is required to file (or has obtained valid, written extensions which are in full force and effect as to any not so filed). Debtor has paid all taxes, assessments and other governmental charges due and payable, and has made adequate provision for the payment of such taxes, assessments and charges accrued but not yet payable, which provisions are reflected in the balance sheets referred to in Section 5.8. Debtor has no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or other governmental charges.

     5.12 Books and Records. Debtor maintains its books and records relative to the Collateral and will, subject to the Debtor's right to store Equipment as permitted under this Agreement, maintain the Collateral at Debtor's Atlantic City Property. In addition, the Debtor's Atlantic City Property has been the principal place of business and chief executive office of Debtor since May 2001.

     5.13 Title and Liens. Upon acquiring any Collateral, Debtor will have good and marketable title to all of the Collateral as sole owner thereof, free and clear of any Lien, except the Liens created by this Agreement and Permitted Liens.

     Upon the proper filing and indexing of UCC-1 financing statements in the office of the State of New Jersey Department of Treasury, Division of Revenue, the Liens granted in favor of Secured Party pursuant to this Agreement and pursuant to any Relevant Document shall constitute perfected Liens in the Collateral in favor of Secured Party, which are prior to all other Liens on such Collateral and which are enforceable as such against all creditors of Debtor, against any owner or occupier of the real property where any of the Equipment is located and against any present or future creditor obtaining a Lien on such real property or personal property and against any other Person.

     5.14 Other Matters. Debtor has no actual or contingent liabilities in any material respect arising out of or otherwise relating to any laws or other matters of any kind or nature whatsoever relating to the environment.

     Debtor is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is Debtor controlled by any such company.

     Debtor owns the existing hotel and casino buildings where the Equipment will be used at Debtor's Atlantic City Property.

     There are no provisions in any Document to which Debtor is a party, subject or bound, including any Senior Debt Document or any Revolving Debt Document, that precludes Secured Party from exercising its remedies under this Agreement.

     Debtor owns, or has a valid license or sublicense in, all know-how, licenses, inventions, technology permits, trademarks, trade secrets, copyrights, product designs, applications, formulae, processes and other intellectual property rights necessary in the operation of its business in the manner in which it is currently being conducted.

     5.15 Representations and Warranties Applicable To Debtor Group. All of the foregoing representations and warranties made by Debtor with respect to itself also apply in full (as fully as if repeated herein), to the extent applicable, to each other member of the Debtor Group; it being represented and warranted by Debtor that the Debtor Group consists of Guarantor, Debtor, New Pier Operating Company, Inc. and no other Persons.

6.   AFFIRMATIVE COVENANTS.

     Debtor covenants and agrees that, until the later of (i) the full, final and indefeasible payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, and (ii) the expiration of the Equipment Loan Facility, Debtor shall:

     6.1 Defense of Claims. Defend at Debtor's sole cost any Claim affecting the Collateral.

     6.2 Compliance with Laws. Comply with all applicable Laws (other than gaming Laws) except for any non-compliance that would not reasonably be expected to result in a material adverse effect on Debtor, and comply with all applicable gaming Laws except for any non-compliance when the effect, individually or in the aggregate, is insignificant.

     6.3 No Liens. Not place or suffer the placing of any Lien on any of the Collateral other than the Lien of this Agreement and Permitted Liens.

     6.4 Maintenance Of Licenses. Maintain in good standing any Licenses required to operate its gaming operation and other material operations.

     6.5 Payment of Reasonable Expenses. Pay all reasonable attorneys' fees and expenses and other fees and expenses incurred by Secured Party in enforcing its rights against any member of the Debtor Group under this Agreement and/or under any Relevant Document.

     6.6 Payment of Taxes. Pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral or this Agreement.

     6.7 Preservation of Security Interests. Do everything necessary or expedient or as reasonably requested by Secured Party to preserve or perfect the security interest of Secured Party and obtain, if a certificate of title be required or permitted by Law, such certificate with respect to the Collateral, showing the security interest of Secured Party thereon.

     6.8 Access; Inspection. Permit Secured Party and or its representatives to enter upon Debtor's premises after providing Debtor with at least forty-eight
(48) hours prior notice that Secured Party wishes to inspect the Collateral and Debtor's books and records pertaining to the Collateral, and to examine, copy and make abstracts from any and all books, records and Documents in its possession or the possession of any independent contractor relating to its finances or the Collateral (including its federal income tax returns), and Debtor shall assist Secured Party in making such inspection and copying but Secured Party's inspection shall not materially interfere with Debtor's business operations.

     6.9 Maintain Priority of Security Interests. Cause the security interests granted by Debtor to Secured Party to continue effective irrespective of any retaking or redelivery of any Collateral and irrespective of the payment of the amount described in any Schedule so long as there are any Obligations owed by Debtor to Secured Party, provided, however, upon any assignment in whole of this Agreement, the assignee shall thereafter be deemed for the purposes of this Section the Secured Party under this Agreement.

     6.10 Maintenance of Existence and Qualifications. Maintain and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications (including proprietary rights) necessary for its ownership, lease or use of assets or the conduct of its business.

     6.11 Payment of Taxes and Other Obligations. Pay (a) before they become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its property or required to be collected by it, and (b) when due, all other indebtedness and liabilities of any kind or nature now or hereafter owing by it.

     6.12 Maintenance of Assets and Records. Maintain (a) its properties, the Collateral and its other assets in overall good working order and condition and
(b) complete and accurate books and records of all of its operations and assets.

     6.13 Notice of Adverse Events. Promptly notify Secured Party in writing of the occurrence or existence of any of the following: (a) any Event of Default or any event which, with the giving of notice, lapse of time or both, or the occurrence of any other condition, would become an Event of Default; (b) any matter or event which has resulted in, or may reasonably be expected to result in, a Material Adverse Change, (c) any material Claim filed or made against any member of the Debtor Group or relating to its operations, or any adverse determination in or regarding any material Claim; (d) any loss from casualty or theft in excess of Five Hundred Thousand Dollars ($500,000) if not insured, or in excess of One Million Dollars ($1,000,000) even if insured affecting its assets; (e) whether or not otherwise reportable under this Section 6.13, any violation by it of any environmental Law, or any complaint, citation, order or other notice of a violation or a Claim involving any environmental Law, if the cost of cleanup or remediation, liability or penalty relating thereto may exceed Five Hundred Thousand Dollars ($500,000) singly or in the aggregate (the notice to Secured Party to include, along with other relevant information, the name of any complainant or claimant and the nature and, if known, potential amount of the claim); (f) any material Claim relating to ERISA; or (g) if any of the representations and warranties contained in this Agreement or in any Relevant Documents ceases to be materially true, correct and complete. With respect to any such matters, Debtor shall provide to Secured Party promptly after receipt, a copy of any complaint, citation, order or other notice of a material violation or material Claim required to be reported pursuant to this Section.

     6.14 Information and Documents to be Furnished to Secured Party. Furnish to Secured Party in form and substance reasonably satisfactory to Secured Party:

           (a) Annual Financial Statements. As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year of the Debtor Group, a consolidated and consolidating balance sheet of the Debtor Group as of the end of such year and the prior fiscal year, consolidated and consolidating statements of income for such year and the prior fiscal year, and consolidated statements of changes in cash flows and changes in stockholders' equity for such year and the prior fiscal year (all in reasonable detail and with footnotes), audited by an independent certified public accountant reasonably satisfactory to Secured Party and certified by such independent certified public accountant, without qualification or exception, as presenting fairly the consolidated financial condition of the Debtor Group as of the dates and the consolidated results of operations, consolidated changes in cash flow and consolidated changes in stockholders equity of the Debtor Group for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied; provided, however in the event Debtor (or any member of the Debtor Group) is subject to the reporting requirements of the Exchange Act, Debtor shall provide to Secured Party each annual Form 10-K (or its equivalent) of Debtor (or such member of the Debtor Group) as filed under Section 13 or 15(d) of the Exchange Act within two business days of such filing, and Secured Party shall accept such Form 10-K (or its equivalent) in satisfaction of the reporting requirements otherwise provided in this Section 6.14(a).

           (b) Quarterly Financial Statements. As soon as available, but in no event later than forty-five (45) days after the end of each of the first, second and third quarters of each fiscal year of Debtor, (i) a consolidated and consolidating balance sheet of Debtor as of the end of such quarter and the corresponding quarter for the prior fiscal year and (ii) consolidated and consolidating statements of income and consolidated statements of changes in cash flows and changes in stockholders' equity, each for (A) such quarter, (B) the corresponding quarter for the prior fiscal year, (C) the period commencing at the end of the previous fiscal year and ending with the end of such quarter and
(D) the corresponding fiscal period for the prior fiscal year (all in reasonable detail and with footnotes), certified by the chief financial officer of Debtor as presenting fairly the consolidated financial condition of Debtor as of the dates and the consolidated results of operations, changes in cash flow and changes in stockholders equity of Debtor for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied, except for normal year end adjustments, which individually and in the aggregate are not material; provided, however, in the event the Debtor (or any member of the Debtor Group) is subject to the reporting requirements under the Exchange Act, Debtor shall provide to Secured Party the each quarterly Form 10-Q (or its equivalent) of Debtor (or such member of the Debtor Group) as filed under Section 13 or 15(d) of the Exchange Act within two business days of such filing, and Secured Party shall accept such Form 10-K (or its equivalent) in satisfaction of the reporting requirements otherwise provided in this Section 6.14(b).

           (c) Certificates Regarding Financial Statements. Concurrently with the delivery of the financial statements referred to (i) in Subsection 6.14(a), Debtor shall provide a certificate of the independent certified public accountant stating that, in making the examination necessary for such certification, no knowledge was obtained of any Event of Default or any default or other event which, with the giving of notice, or lapse of time or both, or the occurrence of any other condition, would become an Event of Default, except as specified in such certificate; and (ii) in Subsections 6.14(a) and 6.14(b), Debtor shall provide a certificate of the chief financial officer of Debtor (A) stating that to his or her actual knowledge no Event of Default or any material breach or material default or other material event which, with the giving of notice, or lapse of time or both, or the occurrence of any other condition, would become an Event of Default has occurred except as specified in such certificate, (B) stating that all such financial statements are complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments which individually and in the aggregate are not material) and have been prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein, and (C) showing in detail the calculations supporting compliance with the Financial Covenants.

           (d) Compliance Certificate. Promptly after delivery to any Person respecting Senior Debt, copies of certificates in whole or in part relating to compliance with Senior Debt Documents.

     Promptly upon demand, Debtor shall provide to Secured Party a certificate executed by a senior officer of Debtor satisfactory to Secured Party stating that, to his or her actual knowledge after due inquiry, there then exists (i) no Event of Default hereunder and (ii) no default (or other event or the occurrence of any other condition) which, with the giving of notice, or lapse of time or both, would constitute an Event of Default; and such other Documents or information as Secured Party may reasonably request, including financial projections, cash flow analysis and information respecting Senior Debt.

     6.15 Compliance with Senior Debt Documents. Comply in all material respects with the provisions of all the Senior Debt Documents.

     6.16 Debtor Group. Cause each other member of the Debtor Group to comply with the covenants stated in this Section 6, to the extent relevant to such member of the Debtor Group, as fully if repeated with reference to all such members of the Debtor Group.

7.   NEGATIVE COVENANTS

     Debtor covenants and agrees that, until the later of (i) full, final and indefeasible payment of the Loans, and all other Obligations under this Agreement and the Related Documents and (ii) the Equipment Loan Facility is no longer in effect, Debtor shall not (and shall cause each other member of the Debtor Group not to), directly or indirectly:

     7.1 No Consolidation, Merger, Acquisition, Liquidation; State of Incorporation. (a) Enter into any merger, consolidation, reorganization or recapitalization (without the prior written consent of Secured Party, which will not be unreasonably withheld or delayed) or take any steps in contemplation of dissolution or liquidation; or (b) change the state in which it is incorporated.

     7.2 Disposition of Collateral. Other than the substitution of Equipment in the normal course of operations, sell, lease or otherwise transfer or dispose of any or all of the Collateral.

     7.3 Incurrence of Other Liens. Incur, create or permit to exist any Lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired, except for (a) the Liens created by this Agreement, and (b) Permitted Liens.

     7.4 Incurrence of Debt. Except as permitted by the Senior Debt Documents (as same exists on the date hereof and assuming for this Section 7.4, no modification, restatement, supplementation, termination or waiver of any applicable provision of the same), Debtor shall not, and shall cause its Subsidiaries not to, incur hereafter any indebtedness.

     7.5 Fixed Charge Covenant. Fail to maintain for the Debtor Group on a consolidated basis a minimum fixed charge coverage ("Minimum Fixed Charge Covenant") of 1.0:1 for the period commencing on the date hereof and ending March 31, 2004 and 1.2:1 for all periods thereafter on a rolling four-quarter basis from the date hereof through the date on which all principal and interest on all Loans are indefeasibly paid in full. "Minimum Fixed Charge Coverage" means: (i) EBITDA divided by (ii) the aggregate of all Fixed Charges. For the purposes of this Agreement, "Fixed Charges" means all principal payments and interest expense relating to any loans or other debt (including the Loans, Senior Debt and capitalized leases), all capital expenditures and all lease payments under operating leases; provided, that in determining Fixed Charges, the following conventions shall apply:

            . Principal and interest arising under that certain amended and restated Credit Agreement dated as of May 18, 2001, amending and restating the Credit Agreement dated April 5, 2001 among Guarantor, the guarantors party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Secured Party and Bankers Trust Company shall be excluded so long as such Credit Agreement has been terminated and the indebtedness thereunder has been paid in full.

            . Principal payments and interest expense in respect of any
              Permitted Revolving Debt shall be excluded.

            . Interest expense shall be calculated in accordance with GAAP;
              provided that, to the extent such interest expense calculation would result in double counting an expense item included in another component of the Fixed Charges, then such item shall only be counted once.

            . Non-cash expenses attributable to amortization of deferred finance fees and accretion of original issue discount of debt shall be excluded.

            . From the period commencing on the date hereof and ending March 31,
              2003, all payments under all operating leases up to $1,000,000 per quarter shall be excluded, and for all periods thereafter, all payments under all operating leases up to $1,500,000 per quarter shall be excluded.

            . Capital expenditures of up to $120,000,000 in connection with the
              Expansion Project shall be excluded.

     7.6 Maximum Senior Indebtedness/EBITDA. From the period beginning on the date hereof through the date on which all principal and interest on all Loans are indefeasibly paid in full, fail to maintain a ratio, as determined on a Debtor Group consolidated basis, between Senior Debt and EBITDA ("Senior Debt/EBITDA Maximum Leverage Covenant") that does not exceed the following:

     Rolling 4 Quarters Ending:                                           Maximum Leverage Ratio
     -------------------------------------------------------------------------------------------
     Inception (June __, 2002) through 12/31/02                           6.75:1.0
     03/31/03 - 12/31/03                                                  6.75:1.0
     03/31/04                                                             6:00:1.0
     06/30/04                                                             5.50:1.0
     09/30/04 - 12/31/04                                                  5.00:1.0
     03/31/05 - 12/31/05                                                  4.00:1.0
     03/31/06 - 12/31/06                                                  3.75:1.0
     03/31/07 - 12/31/07, and thereafter                                  3.50:1.0

In the event Secured Party agrees to extend the Equipment Loan Period beyond June 30, 2004 for any period of time, then the foregoing dates shall be deemed extended by a like period of time.

     7.7 Guaranties; Contingent Liabilities. Except as permitted by the First Mortgage Indenture (as the same exists on the date hereof and assuming for the purposes of this Section 7.7, no modification, restatement, supplementation, termination or waiver of any applicable provision of the same), (a) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon any obligations of any Person except by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) agree to maintain the working capital or net worth of any Person, to make investments in any Person or to take any similar action or permit any Subsidiary to do any of the foregoing.

     7.8 Restricted Payments. Except as permitted by the First Mortgage Indenture (as the same exists on the date hereof and assuming for the purposes of this Section 7.8, no modification, restatement, supplementation, termination or waiver of any applicable provision of the same), declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire, directly or indirectly, any share of its stock, or make any distribution of assets to its stockholders or enter into any similar transaction (except as may be required to service Senior Debt.

     7.9 Transactions with Affiliates. Enter, into any transaction with a Person directly or indirectly controlling, controlled by or under the direct or indirect common control of any member of the Debtor Group or any officer or director thereof, on a basis less favorable in any material respect to such member of the Debtor Group than if such transactions were an arm's length transaction with a third-party and not with such a Person provided that this Section shall not apply to executive compensation.

     7.10 Removal and Use of Collateral. (i) Remove, or cause or permit to be removed, any of the Collateral from the Debtor's Atlantic City Property (other than removal from Debtor's Warehouse or other storage facility approved by Secured Party for delivery to Debtor's Atlantic City Property), except for the substitution of Equipment no longer used in Debtor's operations, each in the ordinary course of business or (ii) misuse or fail to keep in good repair, the Collateral; provided however, Debtor can substitute all or any part of the Collateral with like-kind collateral of equal or greater value, such value to be determined and approved by Secured Party within its sole discretion (at which time such new collateral will be deemed to be Collateral under this Security Agreement) if (i) Debtor provides ten (10) days' prior written notice to Secured Party of such proposed substitution of Collateral and (ii) Debtor executes and/or delivers to Secured Party all Documents and takes all other actions that Secured Party, in its sole discretion, determines to be necessary or advisable to provide Secured Party with a valid and perfected first priority security interest in such new Collateral. Except for substitutions described in the proviso clause in the immediately preceding sentence, upon the disposition or loss of any Equipment, the amount of any then outstanding principal balance originally relating to such Equipment shall be immediately paid by Debtor to Secured Party.

     7.11  Change in Business; Accounting Practices, Name, Etc. Cause or permit
(a) a material change in the nature of its business or that of its Related Entities as conducted on the date of this Agreement, (b) a change in the present accounting principles or practices in any material respect of it or any other member of the Debtor Group, except as may be required by changes in generally accepted accounting principles or (c) a change its name or jurisdiction of incorporation.

     7.12 Inconsistent Agreement. Enter into any Document containing any provision that would be violated by the performance of any of Debtors' obligations under this Agreement or any Relevant Document.

8.   INSURANCE AND RISK OF LOSS.

     8.1 Debtor's Obligation to Obtain Certain Insurance, Etc. All risk of loss, damage to or destruction of the Collateral shall at all times be the sole risk of Debtor. In addition, Debtor will, at Debtor's expense, procure forthwith and maintain, until all Loans have been indefeasibly paid insurance against all risks of loss or physical damage to the Collateral for the full insurable value thereof and such other insurance, including general comprehensive liability insurance, business interruption insurance and other insurance relating to other hazards and risks reasonably required to be insured against by Secured Party, in amounts and against such risks and with such deductibles and other terms as is reasonably satisfactory to Secured Party. Debtor shall promptly deliver evidence of each policy to Secured Party with a standard long-form mortgage endorsement attached thereto showing loss payable to Secured Party. Each such policy shall be in form, terms and amount, and with insurance carriers reasonably satisfactory to Secured Party. Each such policy shall (i) designate Secured Party and its assigns as additional insureds, or loss payees, as their interests may appear from time to time, with acceptable endorsements; (ii) contain a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any warranties or any negligence of Debtor or any other Person or any other action or omission (including any by Debtor or any of its officers, agents, employees or representatives) shall not invalidate the insurance as to Secured Party and its assigns, and (iii) require at least thirty
(30) days' prior written notice to Secured Party and its assigns before cancellation, expiration or any material change shall be effective. Secured Party's acceptance of policies that do not satisfy any one or more of the foregoing provisions shall not be a waiver of Debtor's foregoing obligations.

     8.2 Other Documents. Upon demand, Debtor shall deliver to Secured Party a Certificate of Insurance evidencing insurance required by Section 8.1, together with evidence of payment of all premiums therefor. In the event of material loss or damage to the Equipment, Debtor shall promptly notify Secured Party and file proofs of loss reasonably satisfactory to Secured Party with the appropriate insurer, but without limiting the rights of Secured Party hereunder. In no event shall Secured Party be required either to (i) ascertain the existence of or examine any insurance policy, or (ii) advise Debtor in the event such insurance coverage shall not comply with the requirements of this Agreement.

     8.3 Assignment of Policies. To the extent such insurance insures the Collateral, Debtor hereby (a) assigns to Secured Party any monies which may become payable under any such policy of insurance and (b) irrevocably constitutes and appoints Secured Party as Debtor's attorney in fact (i) to hold each original insurance policy, (ii) to make, settle and adjust claims under each policy of insurance, (iii) to make claims for any monies which may become payable under such insurance on the Collateral including returned or unearned premiums, and (iv) to endorse Debtor's name on any check, draft or other instrument received in payment of claims and to apply the funds to the payment of the indebtedness owing to Secured Party; provided, however, Secured Party is under no obligation to do any of the foregoing.

     8.4 Secured Party's Rights to Obtain Insurance. Should Debtor fail to furnish any one or more such insurance policies to Secured Party, or to obtain or maintain any one or more such policies in full force, or to pay any premium in whole or in part relating thereto, then Secured

Party, without waiving or releasing any default or obligation by Debtor, may (but shall be under no obligation to) obtain and maintain insurance and pay the premium therefor on behalf of Debtor. The full amount of any such premium paid by Secured Party shall be payable by Debtor upon demand, together with interest at the Interest Rate (or Default Rate or the rate set forth in Section 9.2, if applicable) and, without limiting the generality of Article 9, failure to pay same shall constitute an Event of Default under this Agreement.

9.   EVENTS OF DEFAULT; ACCELERATION.

     9.1 Event of Default. The following are events of default (each an "Event of Default") under this Agreement which will allow Secured Party to take action under this Article and under Article Ten as it deems necessary or advisable:

           (a) Non-Timely Payment. Any of Debtor's obligations to Secured Party under this Agreement or any Relevant Document to pay principal, interest or other amounts is not paid within 10 calendar days after the same becomes due.

           (b) Breach. Debtor breaches or defaults in any material respect any warranty, covenant, agreement, indemnity or other provision hereof or in any Relevant Document and fails to cure or remedy such breach or default within 30 calendar days of notice of such breach or default. Without limiting the generality of the preceding sentence, a material breach shall occur if there is any representation, warranty or statement by Debtor that is contained in this Agreement or any of the Relevant Documents, reaffirmed or hereby deemed reaffirmed that is or was when made, reaffirmed or hereby deemed reaffirmed, as applicable, incorrect in any material respect, including if Debtor prior or subsequent to the execution of this Agreement gave or gives, as applicable, Secured Party materially misleading information regarding its financial condition.

           (c) Cessation of Business. Debtor or any other member of the Debtor Group ceases to do business as a going concern; or the termination, suspension or loss of any License or leasehold interest occurs which results in Debtor having to cease any material part of its operations at its facility by reason of such loss for a period of more than ten (10) consecutive days.

           (d) Material Adverse Change. There occurs any Material Adverse
Change.

           (e) Inability to Pay Debts; Bankruptcy or Insolvency. Any one or more of the following occur: (i) any Debtor and/or any other member of the Debtor Group shall commence any case, proceeding or other action (collectively, "Proceeding") (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition with creditors or other similar relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Debtor or any other member of the Debtor Group shall make a general assignment for the benefit of its creditors or a bulk sale; (ii) there shall be commenced against Debtor or any other member of the

Debtor Group any Proceeding of a nature referred to in clause (i) above which
(A) results either in the entry of an order for relief ("Order") or an appointment and any such Order or appointment remains undismissed in a manner reasonably satisfactory to Secured Party ("Undismissed") for a period of sixty
(60) days; the foregoing shall include the commencement against Debtor or any other member of the Debtor Group of any Proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an Order for any such relief which remains Undismissed in a manner reasonably satisfactory to Secured Party for 60 days; or (iii) Debtor or any other member of the Debtor Group takes any action substantially in furtherance of, or expressly authorizing or indicating its consent to, approval of or acquiescence in or expressly proposes to take any of the acts set forth in clause (i) or (ii) above; or (iv) Debtor or any other member of the Debtor Group shall generally not be able to or fail to, or shall expressly admit in writing its inability to, pay its debts generally as they become due.

           (f) Judgments; Attachments. One or more final judgments or orders for the payment of money exceeding $2 million in the aggregate are rendered against Debtor or any other member of the Debtor Group, and any such judgment or order continues unsatisfied and not effectively and continuously stayed within sixty
(60) days of such judgment or order or any substantial part of the assets of Debtor or any other member of the Debtor Group becomes subject to attachment, execution, levy or like process which shall not have been effectively and continuously stayed within sixty (60) days of such attachment, etc.

           (g) Loss of Collateral. More than 10% of the value of the Collateral in the aggregate is lost or destroyed and the insurance proceeds are either not timely received by Secured Party or are less than 80% of the amount necessary to repair or replace, as necessary, the lost or destroyed Equipment unless a satisfactory amount of the Loans are paid in full in an amount reasonably satisfactory to Secured Party and such payment and loss do not, individually or together with other events or circumstances cause there to be a material adverse change in the business, operations, properties or other assets, results of operations or condition (financial or otherwise ) of Debtor.

           (h) Cross Default; Default on Other Debt. Any other material default by Debtor or any Subsidiary on or with respect to any of the Obligations or under any of the Relevant Documents occurs, or any payment default or other material default occurs under any Senior Debt Documents of Debtor or any Subsidiary or any Revolving Debt Document of Debtor or any Subsidiary or any other event occurs relating to such Senior Debt or Revolving Debt or that entitles any Person or Persons to declare any material part of such Senior Debt or Revolving Debt due prior to its date of maturity or any material portion of any Senior Debt or Revolving Debt is accelerated.

           (i) Security; Enforceability of Documents. If any of the following occurs: (i) Secured Party shall not have as of the date hereof or shall at any time hereafter cease to have a valid and perfected first priority Lien in all of the Collateral, including that the grant of the security interests in this Agreement shall never have been effective or shall cease to be effective to grant to Secured Party (or Secured Party shall otherwise not have obtained or cease to have) a first priority lien in all of the Collateral, (ii) this Agreement or any Relevant Document shall not have been, as of the date hereof or ceases to be, valid, effective and enforceable in any material respect, as reasonably determined by Secured Party; or (iii) Debtor or any other member of the Debtor Group or its counsel asserts that this Agreement or any Relevant Document shall not have been as of the date hereof, or shall have ceased to be, valid, effective and enforceable in any material respect.

           (j) Change of Control. If a Change of Control of any member of the Debtor Group occurs.

     9.2 Acceleration. If an Event of Default shall have occurred, the indebtedness described in each Schedule now existing or heretofore created and all other indebtedness or other monetary Obligations then owing by Debtor to Secured Party under this Agreement and under any Relevant Document (collectively, the "Indebtedness"), and all interest thereon, shall, if Secured Party shall so elect, become immediately due and payable. With respect to the rate of interest payable after acceleration:

           (a) Acceleration of Loans. The unpaid principal balance of the indebtedness or other monetary Obligations described in any Schedule in which interest has been precomputed (exclusive of late fees) shall bear interest at the lesser of (i) the greater of (a) the rate of 18% per annum or (b) the Default Rate provided for in this Agreement, and (ii) the maximum rate permitted by law from time to time until paid in full.

           (b) Other. The unpaid principal balance of the indebtedness described in any Schedule in which interest has not been precomputed (exclusive of late fees) shall bear interest at the same rate as before acceleration until paid in full.

     9.3 No Required Payment of Interest in Violation of Applicable Law. In no event shall Debtor be obligated to pay any interest in excess of the amount permitted by law upon demand by Secured Party for payment of the Indebtedness, by acceleration of the maturity thereof or otherwise. Any acceleration of the Indebtedness, if elected by Secured Party, shall be subject to all applicable laws, including laws relating to rebates and refunds of unearned charges.

10.  SECURED PARTY'S REMEDIES AFTER DEFAULT; CONSENT TO ENTER PREMISES.

     10.1 Remedies Under the UCC. Upon an Event of Default and at any time thereafter, Secured Party shall have all the rights and remedies of a secured party under the UCC and any other applicable laws, including all rights to any deficiencies remaining after disposition of the Collateral, for which Debtor hereby agrees to remain fully liable. Subject to Section 10.3, Debtor agrees that Secured Party, by itself or its agent, may without notice to any Person and without judicial process of any kind (and with judicial process if Secured Party elects to or must use judicial process), enter into any premises or upon any land owned, leased or otherwise under the actual or apparent control of any member of the Debtor Group (or any their respective affiliates or agents) where the Collateral may be or where Secured Party reasonably believes the Collateral may be, and disassemble, render unusable and/or repossess all or any item of the Collateral, disconnecting and separating all Collateral from any other property. Debtor expressly waives all further rights to possession of the Collateral after an Event of Default and all claims for injuries suffered through or loss caused by such entering and/or repossession. Secured Party may require Debtor to assemble the Collateral and return it to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

     10.2 Other Remedies. After an Event of Default, Secured Party may sell or lease the Collateral from time to time at one or more times and at one or more locations of its choosing. In connection with the activities in the preceding sentence, Secured Party agrees to act in good faith and in a commercially reasonable manner. Secured Party will give to Debtor not less than ten days notice (as described in the next sentence) of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition of the Collateral is to be made. Unless otherwise provided by law, any requirement of law relating to reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown herein at least ten days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling and the like shall include reasonable attorneys' fees and expenses and all other fees and expenses. Debtor understands that Secured Party's rights are cumulative and not alternative.

     10.3 Compliance with Casino Control. Notwithstanding anything contained herein to the contrary, in exercising any right or remedy granted in this
Section 10 with respect to Gaming Equipment, Secured Party will at all times comply in all material respects with all applicable provisions of the New Jersey Casino Control Act; it being agreed that Debtor shall (and shall cause each other member of the Debtor Group to) take such actions as may be reasonably requested by Secured Party (or any of its authorized agents or representatives) or the applicable Governmental Authorities at any time or from time to time to effect such compliance so that Secured Party can fully realize on its rights and remedies under this Section 10 with respect to Gaming Equipment.

11.  WAIVER OF DEFAULTS; AGREEMENT INCLUSIVE.

     11.1 Waivers. Secured Party may in its sole discretion waive in writing a default, or cure, at Debtor's expense, a default. Any such written waiver in a particular instance or of a particular default shall not be a waiver of other defaults or the same kind of default at another time. Each waiver shall be strictly construed. No modification or change in this Agreement or in any Relevant Document shall bind Secured Party unless in a writing signed by Secured Party, including that oral agreements shall not be binding.

12.  FINANCING STATEMENTS; CERTAIN EXPENSES.

     12.1 Financing Statements; Other Matters. Debtor authorizes Secured Party to file financing statements and any other Documents with respect to the Collateral, including to file a carbon, photograph or other reproduction of this Agreement or of a financing statement. At the request of Secured Party, Debtor will execute any financing statements, and other Documents, in form and substance satisfactory to Secured Party which Secured Party may deem necessary or advisable to establish and maintain a perfected first priority security interest in the Collateral and will pay the cost of filing or recording the same in all public offices, deemed necessary or advisable by Secured Party. Debtor also agrees to pay all fees and expenses incurred by Secured

Party from time to time in conducting UCC, tax or other lien searches against Debtor or otherwise relating to the Collateral and such other fees as may be agreed.

13.  DEFINITIONS.

     13.1 Defined Terms. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Agreement" has the meaning set forth in the first paragraph.

     "Banking Day" means any day other than Saturday, Sunday or holiday on which banks in New Jersey are closed.

     "CCC" has the meaning set forth in Section 16.2 of this Agreement.

     "CCC Termination" has the meaning set forth in Section 16.2 of this Agreement.

     "CCC Termination Date" has the meaning set forth in Section 16.2 of this Agreement.

     "Change of Control" means such time as: (1) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of, other than any of the Permitted Holders, has become, directly or indirectly, the "beneficial owner," of 35% or more of the voting power of the equity interests (as most broadly construed) of such member of the Debtor Group, provided that the Permitted Holders do not, directly or indirectly, beneficially own a greater percentage of the voting power of the equity interests of such member of the Debtor Group; or (2) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of such member of the Debtor Group (together with any new directors whose election by the Board of Directors of such member of the Debtor Group or whose nomination for election by the stockholders of such member of the Debtor Group was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company, as the case may be, then in office; or (3) the adoption of a plan of liquidation or dissolution of such member of the Debtor Group.

     "Claim" or "claims" means any claim, actions, proceedings or investigations of any kind or nature.

     "Conversion Date" has the meaning set forth in Section 2.4 (b) of this Agreement.

     "Cure Period" has the meaning set forth in Section 16.2 of this Agreement.

     "Contract" means any agreement, instrument or other contract, written or oral, formal or informal, of any kind or nature.

     "cross-collateralization" has the meaning set forth in Section 1.2 of this Agreement.

     "Debtor" has the meaning set forth in the first paragraph.

     "Debtor Group" means Guarantor and its consolidated Subsidiaries (including, Debtor).

     "Debtor's Atlantic City Property" means that real property and improvements located at 1133 Boardwalk, Atlantic City, New Jersey 08401-7329 and also known as Lots 4-15, 17-38, 39.01 (as to a portion only) and 39.02 (as to a portion only) in Block 60; and Lots 1, 2 and 20 in Block 310, all as reflected on the tax maps of Atlantic City, New Jersey.

     "Debtor's Warehouse" means the warehouse facility owned and operated by Debtor located at 117 N. Delaware Avenue, Atlantic City, New Jersey.

     "Default Rate" has the meaning set forth in Section 2.2 of this Agreement.

     "Disbursement Agreement" shall have the meaning ascribed to such term in the First Mortgage Indenture.

     "Document" means any Contract, note, other instrument, certificate, undertaking, other paper or writing or other document.

     "EBITDA" means earnings before interest, taxes, depreciation, and amortization.

     "Equipment" has the meaning set forth in Section 1.1 of this Agreement.

     "Equipment Documents" means all of the Documents relating to Debtor's rights regarding the Equipment, including any amendments, restatements, supplements or other modifications thereof.

     "Equipment Loan Facility" means the Secured Party's obligation to make Loans under the Expansion Loan Facility and the Landmark Loan Facility.

     "Equipment Loan Period" means the period beginning on the date hereof and ending on the earlier of (i) June 30, 2004 provided that, in Secured Party's sole discretion, Secured Party may extend such period for an additional six (6) months if Secured Party in its reasonable discretion concludes that there has been a justifiable delay in the construction of the Expansion Project, or (ii) the date on which the Equipment Loan Facility terminates pursuant to the terms of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" has the meaning set forth in Section 9.1 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Debt" has the meaning set forth in Section 16.1 of this Agreement.

     "Expansion Equipment" has the meaning set forth in Section 3.1 of this Agreement.

     "Expansion Loan Facility" has the meaning set forth in Section 3.1 of this Agreement.

     "Expansion Project" means the construction and expansion of the Debtor's Atlantic City Property in accordance with the drawings, plans and specifications prepared for the Guarantor, which are attached to the Disbursement Agreement.

     "Financial Covenants" means the Minimum Fixed Charge Covenant and the Senior Debt/EBITDA Maximum Leverage Covenant.

     "First Mortgage Indenture" means the Indenture, dated as of March 22, 2002, among Guarantor, Debtor, New Pier Operating Company, Inc. and Bankers Trust Company, as trustee.

     "First Mortgage Notes" means the 11 1/2% First Mortgage Notes due 2009 issued by Guarantor pursuant to the First Mortgage Indenture.

     "Fixed Charges" has the meaning set forth in Section 7.5 of this Agreement.

     "Gaming Equipment" has the meaning set forth in Section 1.1.

     "Gaming Loans" means Loans secured by Gaming Equipment.

     "Governmental Authority" means any governmental authority of any kind or nature.

     "Guarantor" means Resorts International Hotel and Casino, Inc.

     "Indebtedness" has the meaning set forth in Section 9.2 of this Agreement.

     "Interest Rate" has the meaning set forth in Section 2.2 of this Agreement.

     "Landmark Equipment" has the meaning set forth in Section 3.1 of this Agreement.

     "Landmark Loan Facility" has the meaning set forth in Section 3.1 of this Agreement.

     "Law" or "law" any federal, state and local statute, ordinance, judicial decision, rule, order, regulation or any other law of any kind or nature whatsoever.

     "LIBOR" has the meaning set forth in Section 2.2 of this Agreement.

     "Licenses" means licenses, permits, authorizations or other approvals issued or granted by a Governmental Authority.

     "Lien" means any security interest, lien, pledge, hypothecation, assignment, mortgage, right, conditional sale or other title retention agreement, financing lease having substantially the same effect as any of the foregoing, other preferential arrangement or other encumbrance of any kind or nature whatsoever.

     "Loan" or "Loans" has the meaning set forth in Section 2.2 of this Agreement.

     "Material Adverse Change" has the meaning set forth in Section 4.2(d) of this Agreement.

     "Minimum Fixed Charge Covenant" has the meaning set forth in Section 7.5 this Agreement.

     "Minimum Fixed Charge Coverage" has the meaning set forth in Section 7.5 of this Agreement.

     "New Jersey Casino Control Act" means the New Jersey Casino Control Act (N.J.S.A. 5:12-1 et. Seq.) and all regulations promulgated thereunder.

     "Non-Gaming Equipment" has the meaning set forth in Section 1.1 of this Agreement.

     "Non-Gaming Loans" means Loans secured by Non-Gaming Equipment.

     "Notes" has the meaning set forth in Section 3.2 of this Agreement.

     "Obligations" means all indebtedness and all or other obligations of Debtor to Secured Party of every kind and nature whatsoever, whether then existing or thereafter created or incurred, including any returned check fee and all principal and interest of each Loan.

     "One Hundred Twenty Day Period" means that one hundred twenty (120) day period commencing ninety (90) calendar days prior to the Projected Opening of the Expansion Project, whether or not the Expansion Project in fact opens on such date or opens prior to the end of such One Hundred Twenty Day Period.

     "Order" has the meaning set forth in Section 9.1 (e) of this Agreement.

     "Organizational Documents" means the certificate of incorporation or articles of incorporation, as applicable, and by-laws of a Person, or other corresponding governing documents, each as amended and/or restated.

     "Original Agreement" has the meaning set forth in the first paragraph of this Agreement.

     "Original Rate" has the meaning set forth in Section 16.1 of this Agreement.

     "Parties" has the meaning set forth in the second paragraph of this Agreement.

     "Payment Date" means the first Banking Day following the fourteenth calendar day of each calendar month.

     "Permitted Holder" means Colony Investors IV, L.P. and any affiliates thereof and Thomas J. Barrack, Jr., Nicholas L. Ribis, Colony RIH Voteco, LLC, Colony GP IV, Inc., Colony Capital IV, L.P. and any investment fund, partnership or other person sponsored by or formed at the direction of Colony Capital LLC, a Delaware limited liability company, or any successor organization (unless such investment fund, partnership or other person is not managed by a person that is an affiliate or Related Person of any of the foregoing). As used herein, the term "Related Person" means (a) any controlling stockholder, 80% (or more) directly or indirectly owned subsidiary, or immediate family member (in the case of an individual), of any Permitted Holder, or (b) any trust, corporation, partnership or other entity if (x) the beneficiaries, stockholders, partners, members, owners or other persons beneficially owning (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) in the aggregate 80% or more of the voting stock of such trust, corporation, partnership or entity consist of any one or more Permitted Holders or such other Permitted Holders referred to in clause (a), or (y) a general partner or managing member or person otherwise controlling or having the power to direct or cause the direction of the management and policies of such trust, corporation, partnership or entity is any one or more of the Permitted Holders or such other persons referred to in clause
(a).

     "Permitted Liens" means (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith as permitted by the Senior Debt Documents and for which adequate reserves have been made; (b) Liens in respect of property of the Debtor imposed by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, and (c) Liens arising under applicable gaming Laws, provided that no such Lien constitutes a Lien securing repayment of indebtedness.

     "Permitted Revolving Debt" means the Revolving Debt arising from one or more Revolving Credit Facilities so long as (i) the aggregate maximum principal amount available under all such Revolving Credit Facilities does not exceed $10 million; and (ii) all such Debt is otherwise permitted under the Senior Debt Documents.

     "Person" means an individual, partnership, corporation, limited liability company, joint venture, Governmental Authority or other entity of any kind or nature.

     "Proceeding" has the meaning set forth in Section 9.1 (e) of this Agreement.

     "Projected Opening of the Expansion Project" means the date that the Expansion Project is expected to be open to the public and fully operational for commercial purposes; provided that the determination of such date shall be valid for purposes of this Agreement only if (a) such determination is made by the independent architect that is the principal architect responsible for the completion of the Expansion Project and set forth in a certificate executed by such architect and delivered to the Secured Party, and (b) Secured Party, in its reasonable judgment, concurs with such determination by such architect.

     "Relevant Documents" means this Agreement, any and all Notes, and any and all other Contracts and other Documents executed by a member of the Debtor Group evidencing the Loans and the security interest of Secured Party under this Agreement, as each such Note, Contract and other Document is amended, supplemented, restated or otherwise modified from time to time.

     "Revolving Credit Facility" means one or more revolving lines of credit providing for working capital of Debtor and other ordinary course financing of Debtor.

     "Revolving Debt" means any debt arising out of the Revolving Credit Facility and/or the Revolving Debt Documents.

     "Revolving Debt Documents" means any of the Documents relating to or otherwise executed in connection with any Revolving Credit Facility.

     "Schedule" has the meaning set forth in the second paragraph of this Agreement.

     "Schedule No. 1" has the meaning set forth in Section 16.1 of this Agreement.

     "Secured Party" has the meaning set forth in the first paragraph of this Agreement.

     "Senior Debt" means with duplication:

          (i) (A) the First Mortgage Notes and (B) all other indebtedness evidenced by any and all Documents related to such First Mortgage Indenture;

          (ii) the indebtedness (including, the Loans) evidenced by this Agreement and the Related Documents;

          (iii)  capital leases;

          (iv) any other loans or debt (other than loans or debt existing on the date hereof) that individually or in the aggregate in connection with a series of related transactions, exceeds more than Two Million Dollars ($2,000,000) in aggregate principal amount and as to which any member of the Debtor Group is directly or indirectly obligated, as a party, guarantor or otherwise; and

          (vi) any renewals, extensions, substitutions, refundings, refinances, or replacements of the foregoing;

          provided, that Permitted Revolving Debt shall not constitute Senior Debt.

     "Senior Debt Documents" means any of the Documents (other than this Agreement) relating to or otherwise executed in connection with Senior Debt.

     "Senior Debt/EBITDA Maximum Leverage Covenant" has the meaning set forth in
Section 7.6 of this Agreement.

     "Subsidiary" means, with respect to any specified person: (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person (or a combination thereof); and (2) any partnership
(a) the sole general partner or the managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or one or more subsidiaries of such person (or any combination thereof).

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New Jersey; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New Jersey, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "Undismissed" has the meaning set forth in Section 9.1 (e) of this Agreement.

     13.2 Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. "Including", "includes," and "include" means "including, without limitation," "includes, without limitation," and "include, without limitation," whether or not specified herein. Amendments and modifications include extensions, consolidations, renewals or replacements.

14.  WAIVER OF DEFENSES; ACKNOWLEDGMENT.

     14.1 Waiver, Defenses, Acknowledgment. If Secured Party assigns this Agreement to a third party ("Assignee"), then after such assignment: (a) Debtor will make all payments directly to such Assignee at such place as Assignee may from time to time designate in writing; (b) Debtor agrees that, subject to Section ___, it will settle all claims, defenses, and counterclaims it has the right to assert against Secured Party directly with Secured Party and will not set up any such claim, defense, or counterclaim against Assignee, Secured Party hereby agreeing to remain responsible therefor to the extent provided in this Agreement; (c) Secured Party shall not be Assignee's agent for any purpose and shall have no authority to change or modify this Agreement or any Relevant Document; and (d) Assignee shall have all of the rights and remedies of Secured Party hereunder (except any relating to the matters referred to in clause (b) but, as to obligations prior to such assignment, none of Secured Party's obligations.)

15.  OTHER PROVISIONS.

     15.1 Completion of Documents; Irrevocability; Other Matters. Secured Party may correct patent errors herein. Secured Party may also fill in this Agreement and in the Schedules and any Relevant Documents blanks (such as serial numbers), date of payments and the like. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, then (a) such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein and (b) any provision which is enforceable in part but is not enforceable in whole shall be enforced to the maximum extent permitted by law.

     15.2 Waiver of Trial By Jury/Receipt of Agreement. Debtor and Secured Party each hereby waive any right to a trial by jury in any action or proceeding with respect to, in connection with, or arising out of this Agreement or any Relevant Document. Debtor acknowledges receipt of a true copy of this Agreement and waives acceptance hereof.

     15.3 Limitation of Liability. No claim may be made by Debtor or any other Person against Secured Party or any Assignee and/or any director, officer, employee, attorney, or agent of Secured Party or any Assignee for any special, indirect or consequential damages in respect of any claim for breach of contract arising out of or relating to the transactions contemplated by this Agreement, any Note or any other Relevant Document, or any act, omission or event occurring in connection herewith or therewith; and Debtor hereby waives and releases any and all such claims which it would otherwise be entitled to make in the future and agrees not to sue upon any claim for any such damages

     15.4 Various Provisions. This Agreement is executed pursuant to authority of Debtor's Board of Directors. Except where the context otherwise requires, "Debtor" and "Secured Party" include the successors and permitted assigns of those parties; nothing herein shall authorize Debtor to assign this Agreement or its rights in and to the Collateral. If more than one debtor executes this Agreement, their obligations under this Agreement shall be joint and several.

     15.5 Interest Rate and Similar Matters. If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in this Agreement or in any other Relevant Document, it is agreed that:

           (a) Interest Not to Exceed Maximum Permitted By Law. The total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon this Agreement or any Relevant Document shall under no circumstances exceed the maximum rate of interest authorized by applicable law and any excess shall be credited to Debtor.

           (b) Effect of Acceleration. If Secured Party is entitled to and elects to accelerate the maturity of any Loan, or if Secured Party permits Debtor to prepay the indebtedness described herein, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any such excess interest, if any, provided for in this Agreement or otherwise, shall be credited to Debtor automatically as of the date of acceleration or prepayment.

     15.6 Entire Agreement. This Agreement, together with the Notes and the Schedules and other Related Documents, constitutes the entire agreement between the Parties with regard to the subject matter hereof and supersedes all prior written and oral statements, discussions and agreements relating to the subject matter hereof. This Agreement may not be amended without the prior written agreement of the Parties.

     15.7  Costs; Expenses and Taxes.

           Debtor agrees to pay on demand:

           (a) Costs and Expenses. All reasonable costs and expenses in connection with or otherwise related to the preparation, execution, delivery and administration of this Agreement, the Notes, the other Relevant Documents or any amendments, restatements, supplements or other modifications to any of the foregoing and the consummation of the transactions contemplated hereby and thereby (including the reasonable fees and out-of-pocket expenses of counsel for Secured Party, the cost of appraisals and reappraisals of Collateral, the cost of all searches and all recording and filing fees).

           (b) Enforcement and Preservation of Rights. All losses, costs and expenses (including reasonable fees and expenses of attorneys and accountants and court costs) from time to time incurred by Secured Party in connection with the enforcement of and/or in the preservation of any rights (including remedies) under this Agreement, each Note and any other Relevant Documents, including in connection with (i) legal advice relating to the rights or responsibilities of Secured Party hereunder and thereunder and (ii) Secured Party providing any consents, waivers, subordinations and similar writings hereunder or thereunder.

           (c) Taxes. Any and all stamp, excise and other taxes (other than taxes generally assessed against Secured Party's income or assets) payable or determined to be payable in connection with the execution, delivery or performance of this Agreement, each Note, or any of the other Relevant Documents, and all liabilities relating thereto.

           (d) Interest Payable on Funds Advanced. With respect to any amount advanced or expended by Secured Party and required to be reimbursed by Debtor pursuant to the foregoing provisions of this Section interest on such amount at the Interest Rate, such interest to commence from the date of advance or expenditure. Debtor's obligations under this Section 15.7 shall survive termination of all and/or any other provisions of this Agreement.

     15.8 Indemnification By Debtor. Debtor hereby covenants and agrees to indemnify, defend and hold harmless Secured Party and its officers, directors, employees and agents and participants from and against any and all claims, demands, damages, liabilities, costs and expenses (including reasonable fees and out-of-pocket expenses of counsel) and losses of any kind or nature whatsoever which may be incurred by or asserted against Secured Party or any such other Person arising out of, in connection with or otherwise relating to this Agreement and/or any Relevant Document Debtor's obligations under this Section
15.8 shall survive the termination of all and/or any provisions of this Agreement.

     15.9 Governing Law. This Agreement and each other Relevant Document shall be governed by, and construed in accordance with, the laws of the State of New Jersey without giving effect to the principles of conflicts of laws.

     15.10 Successors and Assigns; Counterparts. Debtor may not assign its rights or obligations under this Agreement to any Person and any such purported assignment without the prior written consent of Secured Party shall be void. Subject to the potential limitations (if any) described in the proviso in
Section 1.2, Secured Party may assign this Agreement and the other Related Documents, in whole or in part, to any Person (an "assignee") with the prior written consent of Debtor, which consent shall not be unreasonably withheld, delayed or conditioned; provided that (a) no consent shall be necessary if the assignee is a lending institution which, at the time of such assignment, has a lending relationship with Debtor, (b) if Debtor fails respond in writing to any request for a consent within ten business days after receipt of the same, consent shall be deemed have been given by Debtor (it being agreed that any withholding of consent shall be accompanied with a written explanation by Debtor setting out in reasonable detail the reason for such withholding), and (c) if the proposed assignee is not permitted under the New Jersey Casino Control Act to take such an assignment, then such fact shall constitute a reasonable basis for Secured Party to withhold its consent under this Section 15.10. Subject to the potential limitations (if any) described in the proviso in Section 1.2, Secured Party may provide for participations in any one or more Loans, and the granting of such participations will not require Debtor's consent. Notwithstanding the foregoing, any such assignment or participation must be no less than One Million Dollars ($1,000,000) in aggregate principal amount. This Agreement may be executed via fax and in several counterparts with the same effect as if the Parties executing the several counterparts had all executed one counterpart.

     15.11 Further Assurances. Debtor agrees to perform all further acts, including to execute, acknowledge and deliver any Documents (in form and substance reasonably satisfactory to Secured Party), that Secured Party deems necessary or advisable to create, perfect or continue the security interests and other Liens provided for in this Agreement and to otherwise carry out the provisions of this Agreement.

     15.12 Terminology. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof. All of the existing and future Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof. The word covenants include all agreements herein, including agreements to indemnify. All pronouns shall be deemed to include all other pronouns and genders, and the singular shall include the plural and the vice versa.

     15.13 Joint Efforts. All of the provisions of this Agreement shall for all purposes be deemed to be the joint efforts of each of the parties and no provision of this Agreement shall be construed more severely or strictly against any one party.

     15.14 Cumulative Remedies. Except to the extent, if any, otherwise expressly provided in this Agreement, all rights and remedies provided for in this Agreement shall be independent and cumulative, and may, to the extent not prohibited hereby, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed (a) to be an election of such right or remedy or (b) to preclude or waive the exercise of any other right or remedy.

     15.15 Powers of Attorney. Debtor hereby constitutes and appoints Secured Party (and any employee or agent of Secured Party, with full power of substitution) its true and lawful attorney and agent in fact to take any or all of the actions described below in Secured Party's or Debtor's name and at Debtor's expense.

           (a) Evidence of Liens. Secured Party may execute such financing statements and other Documents and take such other actions as are reasonably necessary or proper in order to create, perfect or continue the security interests and other Liens provided for by this Agreement or any of the Relevant Documents, and Secured Party may file the same (or a photocopy of this Agreement or of any financing statement signed by Debtor) in any appropriate governmental office.

           (b) Preservation of Collateral. Secured Party may take any and all reasonably actions that are necessary or proper to preserve its interest in the Collateral, including the payment of debts of Debtor that might impair any of the Collateral or Secured Party's security interest therein (including the priority of Secured Party's security interest therein), the purchase of insurance on any Collateral, the repair or safeguarding of any Collateral, payments to Equipment Manufacturers/Dealers, and the payment of taxes, assessments or other Liens on any Collateral. Debtor shall reimburse Secured Party for same on demand. All sums so expended by Secured Party under this
Section 15.15(b) and Section 15.15 (c) shall constitute Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Interest Rate from the respective dates such sums are expended.

           (c) Secured Party's Right to Cure. If Debtor fails to perform any of its Obligations within ten (10) days following notice from Secured Party (or, if such Obligations are not reasonably susceptible of cure within such ten (10) day period, if Debtor fails to commence to cure same within such ten (10) day period and/or after the commencement of such cure fails to continue to complete such cure with reasonable diligence but no later than thirty (30) days after notice is given), then Secured Party may perform the same but shall not be obligated to do so (including any Obligations which are the same type or character as any which Secured Party hereafter elects to perform) and all amounts paid by Secured Party in connection with the preceding provisions of this Section shall be repaid by Debtor.

           (d) Modification of Terms. Upon the occurrence and during the continuance of any Event of Default, Secured Party may (i) make any compromises it deems necessary or proper relating to any of the Collateral, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the Liens granted hereunder, and (ii) take any other actions Secured Party reasonably elects relating to or otherwise in connection with each item Collateral.

           (e) Irrevocability; Secured Party's Discretion. Debtor covenants and agrees that any action described in this Section may be taken at Secured Party's sole and absolute discretion, at any time and from time to time, and (except as may be stated specifically to the contrary in this Section with respect to any power) whether prior or subsequent to an Event of Default, and Debtor hereby ratifies and confirms all actions so taken. Debtor further covenants and agrees that the powers of attorney granted by this Section are coupled with an interest and shall be irrevocable until the full, final and indefeasible payment of the Loans and all other monetary Obligations under this Agreement and the Relevant Documents; that said powers are granted solely for the protection of Secured Party's interest and Secured Party shall have no duty to exercise any thereof; that the decision whether to exercise any of such powers, and the manner of exercise, shall be solely within Secured Party's discretion; and that neither Secured Party nor any of its directors, officers, employees or agents shall be liable for any act or omission or commission, or for any mistake or error of judgment, in connection with any such powers; provided that, as to any mistake, same shall only apply to Secured Party prior to written notice of such alleged mistake from any Debtor to Secured Party.

     15.16 No Partnership or Similar Matters. In no event shall the Parties be deemed to be partners, joint ventures or have any agency or similar relationship of any kind or nature whatsoever.

16.  SPECIAL PROVISIONS.

     16.1 Original Agreement. Debtor acknowledges and agrees that under the Original Agreement, on August 17, 2001 Debtor and Secured Party executed Schedule No. 1 thereto, which Schedule was accepted August 23, 2001 and thereafter amended by Rider to Schedule No. 1 dated August 17, 2001 (as amended "Schedule No. 1"). Schedule No. 1 evidences a loan in the initial principal amount of $2,084,077.34, and Debtor and Secured Party acknowledge and agree that the outstanding principal due Secured Party under Schedule No. 1 is $1,505,166.94. as of June 18, 2002 (the "Existing Debt").

     The parties acknowledge and agree that (a) except to the extent modified pursuant to the terms of this Section 16.1, Schedule No. 1 constitutes a Schedule for purposes of this Agreement, (b) the collateral described in Schedule No. 1 constitutes Collateral for purposes of this Agreement, (c) the loan evidenced by Schedule No. 1 constitutes a Gaming Loan under the Landmark Loan Facility for the purposes of this Agreement, and (d) the terms and conditions of this Agreement shall control with respect to the indebtedness evidenced by Schedule No. 1.

     To the extent any provision in Schedule No. 1 conflicts with or is otherwise inconsistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control; except, that (i) the indebtedness evidenced by Schedule No 1 shall bear interest at a fluctuating interest rate from time to time per annum equal at all times to three and one-quarter percent (3 1/4%) above LIBOR in effect from time to time (so long as an Event of Default has not been declared by Secured Party in which case the other terms and condition of this Agreement shall control) (the "Original Rate") and (ii) Debtor's obligation under Schedule No. 1 to pay to Secured Party principal payments of $57,891.04 on or before the 15th day of each month (plus interest thereon at the Original Rate) shall continue until the Existing Debt is indefeasibly paid in full.

     16.2 Effect of New Jersey Gaming Laws. This Agreement and all Schedules shall comply with the requirements of all governmental authorities having jurisdiction with regard to this subject matter including the New Jersey Casino Control Commission (the "CCC"). The terms and conditions of this Agreement and all Schedules shall be conditioned upon approval by the CCC, if such approval is required. Secured Party and Debtor agree that if, at any time, whether prior to or subsequent to the commencement of this Agreement, the CCC shall render a final determination either (i) disapproving any terms and conditions of this Agreement, the Schedules, or any Relevant Document or (ii) not permitting The CIT Group/Equipment Financing, Inc., to be the Secured Party hereunder without being licensed by the CCC (or any other appropriate New Jersey regulatory agency) as a casino service industry or (iii) not permitting The CIT Group/Equipment Financing, Inc. to be the Secured Party hereunder without making a regulatory application which The CIT Group/Equipment Financing, Inc. is unwilling to make including an application for a waiver or for casino service industry status, then, if any one of the aforesaid events occur, this Agreement and all Schedules hereunder shall be deemed terminated 90 days after the date of such regulatory disapproval or determination by the CCC (such 90-day period hereinafter referred to as the "Cure Period"). The aforesaid termination due to CCC regulatory action shall hereinafter be referred to the "CCC Termination" and the 90th day after such regulatory disapproval or determination by the CCC shall hereinafter be referred to as the "CCC Termination Date" provided that if Secured Party decides in its sole discretion not to seek any such License then the CCC Termination Date shall be ten (10) days after such decision by the Secured Party. If the CCC does render a disapproval or determination as aforesaid, and if during the Cure Period, as the case may be, either (i) Secured Party changes the terms and conditions of this Agreement and the Schedules so as to be acceptable to the CCC and Debtor or (ii) Secured Party sells 100% of its interest in this Agreement and Schedules to a lender acceptable to the CCC and Debtor, then the Termination shall be void ab initio and this Agreement and Schedules shall remain in full force and effect. However, if Secured Party does not accomplish either (i) or (ii) during the Cure Period, then on the CCC Termination Date, Debtor shall pay to Secured Party, in immediately available funds, all indebtedness due under this Agreement and all Schedules including all principal, accrued interest, late charges and all other amounts due under this Agreement and Schedules but, notwithstanding anything to the contrary in this Agreement, in any Schedule or elsewhere, Debtor shall not be required to pay any prepayment fee. If any governmental authority, including the CCC or the New Jersey Division of Gaming Enforcement, requests from either party, their counsel or other representatives a copy of this Agreement or any other Relevant Document, such party is hereby authorized to deliver such document to such governmental authority and such party will promptly notify the other party to such effect. Secured Party agrees to provide to the CCC and/or the New Jersey Division of Gaming Enforcement all documentation reasonably requested by such Governmental Authorities with respect to its qualification as a "financial source."

                            [signature page follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, all as of the day and year first above written.


                                   Debtor:

                                   Resorts international hotel, inc.


                                   By:      /s/ Audrey Oswell
                                      --------------------------------
                                   Name/Title:  Audrey Oswell - President and
                                                Chief Operating Officer


                                   Secured party:

                                   CIT Group/Equipment Financing, Inc.


                                   By:      /s/ Dana Hammond
                                      --------------------------------
                                   Name/Title:  Dana Hammond
                                                Senior Vice President of Credit